Exhibit 99.1

Impax Laboratories to Present at the J.P. Morgan Annual Healthcare Conference

HAYWARD, Calif., Jan 04, 2011 (BUSINESS WIRE) — Impax Laboratories, Inc. (NASDAQ: IPXL) today announced that the Company will present at the J.P. Morgan 29th Annual Healthcare Conference on Monday, January 10, at 4:00 p.m. PT. The conference will be held at the Westin St. Francis, San Francisco, CA.

Individuals may listen to the live or an archived presentation made at the conference, which will be posted in the investor relations section of the Company’s web site at www.impaxlabs.com. This presentation will be archived on the Company’s web site for 30 days.

About Impax Laboratories, Inc.

Impax Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. Impax markets its generic products through its Global Pharmaceuticals division and markets its branded products through the Impax Pharmaceuticals division. Additionally, where strategically appropriate, Impax has developed marketing partnerships to fully leverage its technology platform. Impax Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward, Philadelphia and Taiwan facilities. For more information, please visit the Company’s Web site at: www.impaxlabs.com.

SOURCE: Impax Laboratories, Inc.

Company Contact:
Impax Laboratories, Inc.
Mark Donohue
Sr. Director, Investor Relations and Corporate Communications
(215) 933-3526
www.impaxlabs.com